UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 21, 2014

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GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

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Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 26, 2014, the Company’s wholly owned subsidiary, GreenHunter Water, LLC sold (i) a saltwater disposal well and associated equipment located in DeWitt County, Texas pursuant to an Asset Purchase Agreement with Clear Water Resources Partners, LLC. The Westhoff Hunter SWD well was sold for total consideration of $1,000,000 cash at closing and a promissory note in the principal amount of Two Million Three Hundred Seventy Five Thousand Dollars ($2,375,000). The note was to mature on May 1, 2016.

The purchaser previously made all the required payments of principal and interest on the Note prior to August 21, 2014. On August 21, 2014, the Company, in consideration of the release of lien on the property in DeWitt County, received a pre-payment on the note from the purchaser to pay off the note in full for a total consideration of Two Million One Hundred Ninety Nine Thousand Five Hundred and Nine Dollars ($2,199,509.00), representing a 7.5% discount to the remaining principal balance owed under the note.

With the additional liquidity created by the early prepayment of this promissory note, the Company is expediting some of its planned 2014 capital expenditure program. This is being done in a manner that should allow new disposal wells to be placed in operation earlier than originally scheduled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: August 22, 2014	By:	/s/ Morgan F. Johnston
Sr. Vice President, General Counsel
and Secretary